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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC  20549

                             -------------------

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)  OCTOBER 6, 1995
                                                        ---------------

                         MET-COIL SYSTEMS CORPORATION
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              (Exact Name of Registrant as Specified in Charter)

DELAWARE                            0-14057                      42-1027215
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(State or Other Jurisdiction  (Commission File No.)    (I.R.S. Employer No.)
of Incorporation)

5486 SIXTH STREET SW, CEDAR RAPIDS, IOWA                              52404
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(Address or Principal Executive Offices)                             (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (319) 363-6566
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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.


                At a meeting held on October 5, 1995, the Board of Directors of the Company approved the engagement of Deloitte & Touche LLP as its independent auditors for the fiscal year ending May 31, 1996 to replace the firm of Ernst & Young LLP, who declined to stand for reelection as auditors of the Company on October 5, 1995 effective October 6, 1995. The audit committee of the Board of Directors approved the change in auditors on October 5, 1995. The Company's decision was necessitated by certain contractual obligations undertaken by Ernst & Young LLP in relation to the closure of its Cedar Rapids, Iowa office.

                Ernst & Young LLP's reports on the financial statements of the Company for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope, or accounting principles. Ernst & Young LLP's report on the financial statements as of and for the year ended May 31, 1995 was modified as to uncertainty with regard to the Company's ability to continue as a going concern.

                During the Company's two most recent fiscal years, and in the subsequent interim period through October 5, 1995, there were no disagreements between Ernst & Young LLP and the Company regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

               Attached hereto as Exhibit 16 is a letter addressed to the Commission from Ernst & Young LLP, stating that it agrees with the above statements.



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ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

     C.         Exhibits

                16. Ernst & Young, LLP concurrence letter dated October 31, 1995 as to statements made by the registrant herein.


                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 31, 1995                     Met-Coil Systems Corporation


                                            By:  /s/ Joseph H. Ceryanec
                                                 --------------------------
                                            Name:  Joseph H. Ceryanec
                                            Title:  Vice President-Finance
                                                    and Chief Financial Officer